UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2020

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

1-442
Commission file number

Delaware			91-0425694
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

100 N. Riverside Plaza,	Chicago,	IL	60606-1596
(Address of principal executive offices)			(Zip Code)

(312)	544-2000
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of President and Chief Executive Officer
As previously disclosed, on December 22, 2019, the Board of Directors (the “Board”) of The Boeing Company (the “Company”) elected David L. Calhoun to serve as President and Chief Executive Officer effective January 13, 2020. On January 10, 2020, the Board approved the compensation for Mr. Calhoun in connection with his new role. Mr. Calhoun will receive a base salary at an annual rate of $1.4 million. In addition, Mr. Calhoun will be eligible to receive:

•	an annual incentive award with a target value of 180% of base salary, which for 2020 only will pay out at no less than target;

•
long-term incentive awards with a target value of 500% of base salary, granted subject to the terms of the Company’s long-term incentive program, as described on page 31 of the Company’s proxy statement for its 2019 Annual Meeting of Shareholders filed with the Securities and Exchange Commission (“SEC”) on March 15, 2019 (the “2019 Proxy Statement”);

•
an additional long-term incentive award valued at approximately $7 million which will be earned only upon continued employment and the achievement of several key business milestones, including full safe return to service of the 737 MAX; and

•
a supplemental award of restricted stock units (“RSUs”)-subject to a three-year vesting period-valued at $10 million, designed to compensate Mr. Calhoun for amounts forfeited upon his departure from his prior employer.

The long-term incentive awards described above will be subject to the terms and conditions set forth in The Boeing Company 2003 Incentive Stock Plan and the relevant notice of terms, which will be filed in a timely manner following the grant date of the relevant award. In addition, Mr. Calhoun’s incentive awards will be subject to an enhanced clawback policy that will apply to situations of misconduct that compromise the safety of the Company’s products or services.
Compensation of Former President and Chief Executive Officer
In addition, as previously disclosed, Dennis A. Muilenburg ceased to serve as President and Chief Executive Officer of the Company, and resigned as a member of the Board, on December 22, 2019. Mr. Muilenburg is not entitled to-and did not receive-any severance or separation payments in connection with his retirement after more than 30 years with the Company. In addition, the Board has confirmed that Mr. Muilenburg will receive no payment under the Company’s annual incentive plan for 2019. Mr. Muilenburg also forfeited 11,266 RSUs, 10,398 performance-based restricted stock units (“PBRSUs”), and 72,746 performance awards in connection with his retirement. Mr. Muilenburg is entitled to contractual, pre-existing retirement benefits. As a result, he vested in pro-rated portions of previously granted long-term incentive awards based on the number of months he was employed during the applicable vesting or performance period. These consist of:

•	25,034 RSUs;

•	23,384 PBRSUs, which will be paid only to the extent earned based on the Company’s total shareholder return relative to peer companies; and

•	130,780 performance awards, which will be paid only to the extent earned based on Company operating performance.
Based on the closing stock price on January 9, 2020, and assuming performance at target for the PBRSUs and performance awards, the forfeited awards would have been valued at approximately $14.6 million, while the vested long-term incentive awards would be valued at approximately $29.4 million. Additional terms of the long-term incentive awards are disclosed in the 2019 Proxy Statement. Mr. Muilenburg also vested in certain stock unit awards earned prior to his service as President and Chief Executive Officer that, based on the closing stock price on January 9, 2020, are valued at approximately $4.3 million. In addition, Mr. Muilenburg will receive distributions of pension and nonqualified deferred compensation benefits earned during his tenure with the Company that, including contributions made by Mr. Muilenburg, were valued at approximately $28.5 million as of December 31, 2019. As disclosed in the 2019 Proxy Statement, Mr. Muilenburg also holds options to purchase 72,969 shares of Company common stock. These options have an exercise price of $75.97 and vested in full in 2013, prior to his service as President and Chief Executive Officer.

Item 8.01 Other Events.
Compensation of Non-Executive Chairman
On January 10, 2020, the Board approved the payment of an annual cash retainer of $250,000 to Lawrence W, Kellner, the Company’s non-executive Board Chairman. Mr. Kellner was elected to serve as Non-Executive Chairman effective December 22, 2019. Mr. Kellner will continue to participate in the other features of the Company’s nonemployee director compensation program, which is described on pages 18 to 20 of the 2019 Proxy Statement and in exhibit 10 to the Company’s Form 10-Q filed with the SEC on October 25, 2019.
Compensation of Former Executive Vice President and Chief Executive Officer, Boeing Commercial Airplanes
Kevin G. McAllister ceased to serve as Executive Vice President, President and Chief Executive Officer of Boeing Commercial Airplanes on October 22, 2019. In connection with Mr. McAllister’s termination of employment, he forfeited 100,000 unvested RSUs that were awarded in connection with his hire in 2016, as well as 20,072 unvested RSUs he had received pursuant to the Company’s long-term incentive program. In addition, Mr. McAllister forfeited 10,183 unvested PBRSUs and 61,764 unvested performance awards. The total value of Mr. McAllister’s forfeited equity awards and earned dividend equivalents as of October 22, 2019, the day of the termination of his employment, was approximately $52.9 million.
In connection with Mr. McAllister’s separation, he received a lump sum cash payment of $14.75 million from the Company. This amount was designed to approximate the value of a pension benefit that Mr. McAllister forfeited when he left a former employer. Mr. McAllister received no other compensation from the Company in connection with his separation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Grant M. Dixton
Grant M. Dixton
Vice President, Deputy General Counsel & Corporate Secretary

Dated: January 10, 2020